                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            STEINER LEISURE LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     (LOGO)

                            STEINER LEISURE LIMITED

                                                                  April 28, 1998

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Steiner Leisure Limited, which will be held at the Atlantis Hotel, Paradise Island, New Providence, The Bahamas, on Friday, June 26, 1998, at 1:00 p.m. local time.

     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. If you decide to attend the annual meeting and vote in person, you will still, of course, have that opportunity.

                                                Sincerely,

                                                /s/ Clive E. Warshaw
                                                --------------------
                                                Clive E. Warshaw
                                                Chairman of the Board and
                                                   Chief Executive Officer

                            STEINER LEISURE LIMITED
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 26, 1998
                            ------------------------

To the Shareholders:

     The annual meeting of the shareholders of Steiner Leisure Limited (the "Company") will be held at the Atlantis Hotel, Paradise Island, New Providence, The Bahamas, on Friday, June 26, 1998, at 1:00 p.m. local time for the following purposes:

          1. To elect two Class II directors, each to serve for a term of three years.

          2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1998.

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 20, 1998 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            Carl S. St. Philip, Jr.
                                            Secretary

April 28, 1998

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 1998 ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                            STEINER LEISURE LIMITED
                                   SUITE 104A
                                 SAFFREY SQUARE
                              NASSAU, THE BAHAMAS

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement and the accompanying proxy are being furnished to shareholders of Steiner Leisure Limited, a Bahamian international business company (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the Company's outstanding common shares, (U.S.) $.01 par value per share (the "Common Shares"), for use at the 1998 annual meeting of shareholders of the Company to be held on Friday, June 26, 1998, at the Atlantis Hotel, Paradise Island, New Providence, The Bahamas, at 1:00 p.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Only holders of record of Common Shares as of the close of business on April 20, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such date, the Company had 16,482,590 Common Shares issued and outstanding, which reflects a three for two share split effective on the date hereof. Holders of Common Shares are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each Common Share held of record as of the Record Date. Holders of Common Shares may not cumulate their votes for the election of directors. Common Shares represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted "For" the election, as directors of the Company, of the two nominees named in the proxy to serve until the 2001 annual meeting of shareholders, "For" the ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for fiscal year 1998 and in the discretion of the proxy holders as to any other matter which may properly be presented at the Annual Meeting.

     This Proxy Statement and the accompanying proxy card are being mailed to Company shareholders on or about April 28, 1998.

     Any holder of Common Shares giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date than the date of the proxy being revoked or (iii) at the Annual Meeting, if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Carl S. St. Philip, Jr., Secretary, c/o CT Maritime Services, L.C., 1007 North America Way, 4th Floor, Miami, Florida 33132.

     The holders of a majority of Common Shares issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The nominees receiving a plurality of the votes will be elected as directors. Ratification of the appointment of the Company's independent auditors and other matters properly brought before the meeting will require the approval of a majority of the votes cast. Only those votes cast for or against a proposal are used in determining the results of a vote. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum, but are not considered as having voted for purposes of determining the outcome of a vote.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The number of directors of the Company, as determined by the Board of Directors pursuant to the Company's Amended and Restated Articles of Association (the "Articles"), is six. In accordance with the Articles, the Board of Directors of the Company consists of three classes: Class I, Class II and Class III, consisting of one, two and three directors, respectively. One of the three classes is elected each year to succeed the director or directors, as the case may be, whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned or otherwise left office. Class II directors are to be elected at the Annual Meeting, Class III directors are to be elected at the 1999 annual meeting of shareholders and the Class I director is to be elected at the 2000 annual meeting of shareholders.

     At the Annual Meeting, two Class II directors are to be elected to the Board, each to serve until the annual meeting of shareholders to be held in 2001. The nominees for election at the Annual Meeting are Charles D. Finkelstein and Jonathan D. Mariner. Both nominees presently are directors of the Company. If either nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board of Directors has no reason to believe that either such nominee will be unable or unwilling to serve as a director.

     The following table sets forth the names and ages (as of the date of the Annual Meeting) of the directors, the class (and year that class stands for election) to which each director has been nominated for election or elected, the positions and offices, if any, held by each director with the Company and the year during which each became a director of the Company.

                       NAME                          AGE    POSITIONS WITH THE COMPANY    DIRECTOR SINCE
                       ----                          ---    --------------------------    --------------
CLASS II
NOMINEES FOR DIRECTORS TO
HOLD OFFICE UNTIL 2001
Charles D. Finkelstein.............................  46    Director                            1997
Jonathan D. Mariner................................  43    Director                            1997

CLASS III
DIRECTORS HOLDING OFFICE UNTIL 1999
Leonard I. Fluxman.................................  40    Chief Operating Officer,            1995
                                                             Chief Financial Officer and
                                                             Director
Michele Steiner Warshaw............................  52    Executive Vice President and        1995
                                                             Director
Steven J. Preston..................................  46    Director                            1997

CLASS I
DIRECTOR HOLDING OFFICE UNTIL 2000
Clive E. Warshaw...................................  56    Chairman of the Board and           1995
                                                             Chief Executive Officer

     Charles D. Finkelstein has served as a director of the Company since February 1997. Since 1985, he has served as General Counsel, Secretary and a director of Faber Coe & Gregg, Inc., which operates shops offering gifts, sundries and newspapers and other publications in airports, train stations, hotels and other venues in various parts of the United States.

     Jonathan D. Mariner has served as a director of the Company since February 1997. Since February 1992, he has served as the Chief Financial Officer of the Florida Marlins Major League Baseball Club. From February 1989 until February 1992, Mr. Mariner served as Vice President, Finance and Administration, for the Greater Miami Convention and Visitors Bureau.

     Leonard I. Fluxman has served as Chief Operating Officer, Chief Financial Officer and a director of the Company since November 1995. Mr. Fluxman joined the Company in June 1994, in connection with the

Company's acquisition of Coiffeur Transocean (Overseas), Inc. ("CTO"). Mr. Fluxman served as CTO's Vice President -- Finance from January 1990 until June 1994 and as its Chief Operating Officer from June 1994 until November 1996. Mr. Fluxman, a certified public accountant, was employed by Laventhol and Horwath from 1986 to 1989, during a portion of which period he served as a manager.

     Michele Steiner Warshaw has served as a director of the Company since November 1995 and served as its Senior Vice President -- Development from January 1996 until March 1997, when she was named Executive Vice President of the Company. Ms. Warshaw held a variety of positions with Steiner Group Limited, now known as STGR Limited ("Steiner Group"), the Company's predecessor, from 1967 until November 1995, including assisting in the design and development of shipboard facilities and services. From 1990 until November 1995, Ms. Warshaw was involved exclusively in the Maritime Division of Steiner Group. Ms. Warshaw resides in The Bahamas. Ms. Warshaw is the wife of Clive E. Warshaw.

     Steven J. Preston has served as a director of the Company since April 1997. Since March 1997, Mr. Preston has served as an independent financial consultant. Since March 1997, he has also served as Chairman of the Board of The 203 Group, L.C., an entity formed to engage in marketing and advertising services that is currently inactive. From 1974 through February 1997, Mr. Preston was with Arthur Andersen LLP ("Arthur Andersen"), including, from September 1985, as a tax partner. Since 1995, Arthur Andersen has provided tax advice to the Company and has served as the Company's independent auditors. Mr. Preston was the partner in charge of Arthur Andersen's engagement to provide tax advice to the Company prior to his departure from that firm. Mr. Preston provides consulting services to the Company from time to time.

     Clive E. Warshaw has served as Chairman of the Board, Chief Executive Officer and a director of the Company since November 1995. Mr. Warshaw joined Steiner Group in 1982 and was involved in both the land-based operations and cruise line related operations (the "Maritime Division") of Steiner Group. Mr. Warshaw served as the senior officer of the Maritime Division of Steiner Group from 1987 until November 1995. Mr. Warshaw resides in The Bahamas.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF CHARLES D. FINKELSTEIN AND JONATHAN D. MARINER AS CLASS II DIRECTORS.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board met ten times in 1997.

     The Company's Board of Directors has an Audit Committee and a Compensation Committee, each of which was created in February 1997. The Board of Directors does not have a nominating committee or any committee performing similar functions. The full Board of Directors is involved in the consideration and nomination of candidates to serve on the Board. Both the Audit Committee and the Compensation Committee consist of Messrs. Finkelstein, Mariner (each of whom joined the committees in February 1997) and Preston (who joined the committees in April 1997). Mr. Preston serves as Chairman of each committee.

     The Audit Committee is responsible for reviewing internal accounting controls and accounting, auditing and financial reporting matters, including the engagement of independent auditors. The Audit Committee met three times during 1997.

     The Compensation Committee is responsible for reviewing and recommending the compensation arrangements for executive officers, and certain other officers of the Company and is responsible for administering the Company's 1996 Share Option and Incentive Plan (the "Option and Incentive Plan"). The Compensation Committee met six times during 1997.

COMPENSATION OF DIRECTORS

     Messrs. Warshaw and Fluxman and Ms. Warshaw receive no compensation for serving on the Board except for reimbursement of reasonable expenses incurred in connection with their attendance at Board meetings. Under the Company's Non-Employee Directors' Share Option Plan (the "Directors' Plan"), each director who is not an employee of the Company or any subsidiary of the Company is automatically granted, upon election or re-election to the Board or continuing as a director at an annual meeting of shareholders, a ten year option to purchase 2,813 Common Shares at an exercise price equal to the closing price of the Common Shares on the date of grant. The number of shares represents the number of shares issuable upon exercise of options granted annually under the Directors' Plan as originally adopted (1,250), adjusted to reflect three for two splits of the Common Shares effective on October 24, 1997 and April 28, 1998, respectively (the "Share Splits"). The number of underlying shares and the exercise prices indicated below with respect to grants in 1997 have been adjusted to reflect the Share Splits. Directors joining the Board other than pursuant to election at an annual meeting of shareholders receive options with the term and exercise price as described above, but in an amount equal to a pro rata portion of 2,813 based on the amount of time between the date such director joins the Board and the date of the next scheduled annual meeting of shareholders. Options granted under the Directors' Plan become exercisable commencing on the first anniversary of the date of grant, except that in the event of a change in control of the Company, the options are immediately exercisable. The Directors' Plan defines a "change in control" as including, among other things, (i) the acquisition by a person or group of more than 20% of the Company's outstanding voting securities without the prior approval of the Company's Board of Directors or (ii) during any period of 24 consecutive months, individuals who, at the beginning of such period, were directors of the Company, or individuals whose nomination or election was approved by a vote of 66 2/3% of such directors or directors previously so elected or nominated, ceasing for any reason to constitute a majority of the Board. The option exercise price is payable either in cash (including certified check, bank draft or money order) or by surrender of Common Shares having a fair market value equal to the option exercise price. A total of 185,625 shares have been reserved for issuance pursuant to the Directors' Plan. Upon joining the Board in 1997, Messrs. Finkelstein and Mariner each were granted an option to purchase 894 Common Shares at an exercise price of $8.722 per share and Mr. Preston was granted an option to purchase 509 Common Shares at an exercise price of $10.611 per share. The exercise price of the options to purchase 2,813 Common Shares granted to each of Messrs. Finkelstein, Mariner and Preston in June 1997 is $12.222. The Directors' Plan may be amended by the Board of Directors. Non-employee directors also are eligible to receive awards under the Company's 1996 Share Option and Incentive Plan, described below, and are reimbursed for reasonable expenses in connection with their attendance at meetings of the Board or committees thereof.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation for services in all capacities paid to, or earned by, the Company's executive officers with respect to the fiscal years ended December 31, 1997, 1996 and 1995.

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                     ANNUAL COMPENSATION(1)           -------------
                                             --------------------------------------    SECURITIES
                                                                     OTHER ANNUAL      UNDERLYING      ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   COMPENSATION(2)   OPTIONS(#)(3)   COMPENSATION
    ---------------------------       ----   ---------   --------   ---------------   -------------   ------------
Clive E. Warshaw....................  1997   $341,250   $341,250        $    --           90,000         $   --
  Chairman of the Board and           1996    325,000    325,000             --          324,000             --
  Chief Executive Officer             1995    235,769    156,302         48,700(4)            --             --

Leonard I. Fluxman..................  1997    183,750    183,750(5)          --          369,000          2,375(6)
  Chief Operating Officer             1996    175,000    175,000(5)          --          162,000            716(6)
  and Chief Financial Officer         1995    114,231     56,077             --               --             --

Michele Steiner Warshaw.............  1997    140,000     48,510             --           12,150             --
  Executive Vice President            1996    125,000     40,000             --           81,000             --
                                      1995     66,950         --         13,149(7)            --             --

Amanda Jane Francis.................  1997    120,000     90,000             --           11,700             --
  Senior Vice President -- Operations 1996
  of Steiner Transocean Limited       1995     23,355     26,753          5,500(8)            --             --

Sean C. Harrington(9)...............  1997    133,069(10) 39,477             --           49,050          4,255(11)
  Managing Director of Elemis
  Limited                             1996    122,926(10) 26,414             --           14,184          4,257(11)

---------------

 (1) Certain of the Company's executive officers' compensation during the years in question was paid, in total or in part, in British pounds. All such amounts are presented in U.S. dollars based on the average exchange rate for the year in question. The Company commenced operations in November 1995. For the first ten months of 1995, compensation was paid to the indicated persons by the Maritime Division of Steiner Group, the Company's predecessor.
 (2) Where no amount is indicated, the aggregate values of the perquisites and other personal benefits received by the executive officer for the indicated years were below the required threshold for disclosure (the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer).
 (3) Reflects adjustment for the Share Splits.
 (4) Includes approximately $20,580 representing payments relating to an apartment used by Mr. Warshaw (and Ms. Warshaw).
 (5) Includes $30,000 deferred pursuant to a deferred compensation agreement between Mr. Fluxman and the Company.
 (6) Represents the Company's contribution to Mr. Fluxman's account under the Company's 401(k) plan.
 (7) Includes approximately $12,320 representing payments with respect to an automobile allowance.
 (8) Includes $4,741 representing payments with respect to an automobile allowance.
 (9) Mr. Harrington joined the Company effective January 1, 1996, upon the Company's acquisition of Elemis Limited.
(10) Includes approximately $46,796 and $44,606 for 1997 and 1996, respectively, which is designated as a bonus, but the payment of which was guaranteed under Mr. Harrington's employment agreement.
(11) Consists of Company contributions to a private pension arrangement maintained on behalf of Mr. Harrington.

OPTION GRANTS IN 1997

     The following table sets forth information regarding grants of options to purchase Common Shares made by the Company during fiscal year 1997 to each of the executive officers of the Company. No share appreciation rights were granted during 1997.

                                                                   INDIVIDUAL GRANTS(1)
                                                  ------------------------------------------------------
                                                  NUMBER OF       PERCENT OF
                                                  SECURITIES    TOTAL OPTIONS                                GRANT
                                                  UNDERLYING      GRANTED TO      EXERCISE                    DATE
                                                   OPTIONS        EMPLOYEES         PRICE     EXPIRATION    PRESENT
                      NAME                        GRANTED(#)       IN 1997        ($/SHARE)      DATE       VALUE(2)
                      ----                        ----------   ----------------   ---------   ----------   ----------
Clive E. Warshaw................................    90,000          16.16%         $10.556     03/20/07    $  409,746
Leonard I. Fluxman..............................    45,000           8.08           10.556     03/20/07       204,873
                                                   162,000(3)       29.09           20.583     12/04/07     1,438,204
                                                   162,000(4)       29.09           25.729     12/04/07     1,797,768
Michele Steiner Warshaw.........................    12,150           2.18           10.556     03/20/07        55,316
Amanda Jane Francis.............................    11,700           2.10           10.556     03/20/07        53,267
Sean C. Harrington..............................     4,050           0.73           10.556     03/20/07        18,439
                                                    45,000           8.08           18.125     12/21/07       351,789

---------------

(1) All options were granted pursuant to the Company's 1996 Share Option and Incentive Plan. Unless otherwise indicated, the options vest and become exercisable in equal amounts over three years and have terms of ten years. The numbers of underlying securities reflect the Share Splits. See "Executive Compensation -- Employment Agreements" and "-- 1996 Share Option and Incentive Plan."
(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: (a) expected volatility of 37.8%, (b) risk-free rate of return of 6.0%, (c) dividend yield of 0.0 and (d) exercise term of 5 years. The actual value, if any, an executive officer may realize will depend on the excess of the share price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model.
(3) The options vest and become exercisable in equal amounts in December 1998 and December 1999, respectively.
(4) The options vest and become exercisable in equal amounts in December 2000 and December 2001, respectively.

AGGREGATE OPTION EXERCISES IN 1997 AND YEAR-END 1997 VALUES

     The following table sets forth information regarding option exercises and the number and year-end value of unexercised share options held at December 31, 1997 by each of the Company's executive officers.

                                                                                   NUMBER OF
                                                                                   SECURITIES            VALUE OF
                                                                                   UNDERLYING          UNEXERCISED
                                                                                  UNEXERCISED          IN-THE-MONEY
                                                                                   OPTIONS AT           OPTIONS AT
                                                     SHARES                        FY-END(#)           FY-END($)(1)
                                                    ACQUIRED                    ----------------   --------------------
                                                       ON           VALUE         EXERCISABLE/         EXERCISABLE/
                      NAME                        EXERCISE (#)   REALIZED ($)    UNEXERCISABLE        UNEXERCISABLE
                      ----                        ------------   ------------   ----------------   --------------------
Clive E. Warshaw................................     2,250         $29,000       105,750/306,000   $1,565,629/4,100,559
Leonard I. Fluxman..............................     6,750          89,248        47,250/477,000      699,536/2,050,277
Michele Steiner Warshaw.........................        --              --         27,000/66,150        399,735/921,353
Amanda Jane Francis.............................     3,750          49,583         17,813/54,825        263,721/755,818
Sean C. Harrington..............................     4,728          61,356              1/58,505             15/291,224

---------------

(1) The amounts set forth represent the difference between the $20.583 closing price of the Common Shares issuable upon exercise of the options at December 31, 1997 and the exercise price of the options, multiplied by the applicable number of shares issuable upon exercise of the options. The numbers of underlying securities reflect the Share Splits.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with its executive officers, as described below. All of those agreements provide for, among other things: (i) the termination of the employee by the Company solely upon the occurrence of specified events relating to the employee's conduct; (ii) an agreement from the employee not to compete with the Company, not to disclose certain confidential information of the Company and not to solicit employees of the Company to leave the Company's employ; and (iii) the continuation of compensation payments to a disabled executive officer until the officer has been unable to perform the services required of him or her for an aggregate of six months in any 12 month period. Each agreement also provides for an automobile allowance and health insurance.

     The Company has entered into six-year employment agreements, effective as of January 1, 1996, with Clive E. Warshaw, Chairman of the Board and Chief Executive Officer, and Leonard I. Fluxman, Chief Operating Officer and Chief Financial Officer. The agreements, as amended in December 1997 and March 1998, respectively, provide for annual base salaries of not less than $370,000 and $240,000, respectively, plus quarterly incentive bonuses based on the Company's attainment of certain targeted earnings levels in amounts up to the base salaries. Those earnings levels are required to be approved for such purpose by the Compensation Committee. The agreements also provide for payments to be used for the purchase of disability insurance policies. Under the Agreements, if, after a change in control of the Company, the employment of Mr. Warshaw or Mr. Fluxman is terminated, including by either of such persons as a result of a reduction in salary or other benefits, certain relocations or a determination by such person that his employment changed materially adversely, he would be entitled to receive an amount equal to 2.99 times his then base salary plus any bonus then due him, and all of his share options then not yet vested would become immediately exercisable. For such purposes, a "change in control" means
(i) a change in control that would be required to be reported on Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a transaction arranged or approved by the Board of Directors of the Company,
(ii) any person or group, with certain exceptions, becoming the beneficial owner of 25% or more of the voting power of the then outstanding securities of the Company otherwise than through a transaction arranged or approved by the Board of Directors of the Company, (iii) 25% or more of the assets of the Company being sold otherwise than through a transaction approved by the Board of Directors of the Company or (iv) during a 12-month period, any three individuals, each of whom is at the beginning of such period a member of the Company's Board of Directors and an officer of the Company or an entity controlled by the Company, ceasing to serve in such positions other than through voluntary resignation.

     The Company has also entered into a deferred compensation agreement with Mr. Fluxman, effective December 1996, pursuant to which Mr. Fluxman may elect to defer a designated portion of his cash compensation. Such designated amounts are held in an account maintained by the Company, which would include earnings, if any, realized with respect to the funds in such account. All amounts in such account are the property of the Company until distributed to Mr. Fluxman upon his termination of employment. Under an agreement between Mr. Fluxman and the Company, effective March 1997, such amounts are invested pursuant to a life insurance policy for the benefit of Mr. Fluxman under which the Company pays the premiums and is entitled to receive an amount equal to the total of such premiums paid from Mr. Fluxman or out of the insurance policy's death benefit proceeds.

     The Company has entered into six-year employment agreements, effective January 1, 1996, with Michele Steiner Warshaw, Executive Vice President, and Amanda Jane Francis, Senior Vice President -- Operations of Steiner Transocean Limited, a Bahamian subsidiary of the Company that conducts its shipboard operations ("Steiner Transocean"). Those agreements, as amended in March 1997, provide for the payment of annual base salaries of not less than $147,000 and $126,000, respectively, plus bonuses. The bonus payable to Ms. Warshaw is as determined by the Compensation Committee of the Board of Directors. Ms. Francis is entitled to quarterly bonuses up to an aggregate of $95,000 based on the attainment of targeted quarterly revenues by Steiner Transocean, which revenues are required to be approved for such purpose by the Compensation Committee.

     The Company has entered into a five-year employment agreement, effective January 1, 1996, with Sean C. Harrington, the Managing Director of Elemis Limited, a United Kingdom subsidiary of the Company which arranges for the production, packaging and supplying of the Company's products ("Elemis"). For 1998, Mr. Harrington's base salary is approximately $140,000. In addition, for 1998, Mr. Harrington is entitled to quarterly bonuses up to a total of approximately $140,000 based on the attainment by Elemis of certain targeted sales, which targeted sales are required to be approved for such purpose by the Compensation Committee. Those amounts are based on the British pound to U.S. dollar exchange rate on April 14, 1998. In addition, the agreement provides that the Company will pay annually into a pension plan maintained on behalf of Mr. Harrington an amount equal to five percent of his base salary.

1996 SHARE OPTION AND INCENTIVE PLAN

     Under the Company's 1996 Share Option and Incentive Plan (the "Option and Incentive Plan"), directors and officers and certain other employees of, and consultants to, the Company can be granted a variety of long term incentives, including non-qualified share options, incentive share options, grants of restricted and unrestricted shares, performance share awards, share appreciation rights and exercise payment rights. The Option and Incentive Plan is administered by the Compensation Committee of the Board of Directors. Under the Option and Incentive Plan, the Compensation Committee will determine, in its discretion, among other things, which officers, employees, consultants and directors will receive awards, when the awards will be granted, the type of awards to be granted, the number of shares or cash involved in each award, the time or times when any options granted will become exercisable and, subject to certain conditions, the price and duration of such options. Except as may be required under any applicable regulatory rules, the Board of Directors has the right at any time to amend or discontinue the Option and Incentive Plan without the consent of participants or the Company's shareholders, provided that no such action may adversely affect awards previously granted without the recipient's consent.

     Options granted under the Option and Incentive Plan may be made exercisable in specified installments. The term of any option may not exceed ten years from the date of grant. Payment of the option price may be made by certified or bank cashier's check, by tender of Common Shares having a fair market value equal to the option exercise price or by any other means acceptable to the Compensation Committee.

     The Option and Incentive Plan provides that in the event of a change in control (which has the same meaning as under the Directors' Plan) of the Company, all share options granted under the Option and Incentive Plan will automatically become fully exercisable. In addition, at any time, the Compensation Committee may accelerate awards and waive conditions and restrictions on any awards under the Option and Incentive Plan to the extent it may deem appropriate.

     A total of 1,620,000 Common Shares have been reserved for issuance under the Option and Incentive Plan, although that number is subject to adjustment for share dividends, share splits, recapitalizations and certain other events. The expiration date of the Option and Incentive Plan, after which awards may not be made thereunder, is August 15, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Until February 1997, the Board of Directors did not have a compensation committee (or other Board committee performing equivalent functions). Until that time, decisions with respect to compensation of executive officers of the Company and its subsidiaries were made by the Board of Directors and all members of the Board participated in deliberations concerning such decisions. The Board of Directors then consisted of Clive E. Warshaw, the Chairman of the Board and Chief Executive Officer of the Company, Leonard I. Fluxman, the Chief Operating Officer and Chief Financial Officer of the Company, and Michele Steiner Warshaw, then the Senior Vice President -- Development of the Company.

     Steven J. Preston, who joined, and became Chairman of the Compensation Committee in February 1997, provided during 1997, and continues to provide from time to time, consulting services to the Company.

COMPENSATION OF CERTAIN OFFICERS

     Victoria Schaverein, the Managing Director of Steiner Training Limited, a United Kingdom subsidiary of the Company responsible for the training of shipboard employees ("Training"), and the daughter of Mr. Warshaw and Ms. Warshaw, received compensation of approximately $82,000 and other benefits with an aggregate value of approximately $17,300 in 1997. In addition, in March 1997, Ms. Schaverein was granted an option to purchase 6,300 of the Company's Common Shares at an exercise price of $10.556 per share. For 1998, Ms. Schaverein will receive a salary of approximately $70,000 plus a car allowance and certain other benefits. In addition, she will be entitled to receive a bonus of up to approximately $16,700 if all of the budgeted targets of Training and the budgeted revenues of Steiner Transocean are met. In March 1998, Ms. Schaverein was granted an option to purchase 6,015 of the Common Shares at an exercise price of $34.542 per share pursuant to the Option and Incentive Plan. Robert Schaverein, the Sales Manager of Elemis since May 1996 and the husband of Victoria Schaverein, received compensation of approximately $83,400, and other benefits with an aggregate value of approximately $9,000 in 1997. In March 1997, Mr. Schaverein was granted an option to purchase 675 of the Company's Common Shares at an exercise price of $10.556 per share. For 1998, Mr. Schaverein will receive a salary of approximately $50,000 plus a car allowance and certain other benefits. In addition, he will be entitled to receive a bonus of up to approximately $33,500 if certain Elemis sales targets are met and up to five percent of the amount by which Elemis sales for the year exceed the targeted amount, up to $16,700. In March 1998, Mr. Schaverein was granted an option to purchase 3,015 of the Common Shares at an exercise price of $34.542 per share pursuant to the Option and Incentive Plan. The above compensation amounts for 1997 are based on the average British pound to U.S. dollar exchange rate for 1997. The compensation amounts for 1998 are based on the British pound to U.S. dollar exchange rate on April 14, 1998. The numbers of underlying shares and the exercise prices indicated above have been adjusted to reflect the Share Splits. The compensation payable to Ms. Schaverein and Mr. Schaverein (including the targets upon which their bonuses are based) is required to be approved by the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     On February 10, 1997, the Board appointed a Compensation Committee with Messrs. Finkelstein and Mariner, both non-employee directors, as its initial members. Prior to that time, decisions regarding compensation of executive officers of the Company were made by the Board of Directors, which included no non-employee directors. Mr. Preston, also a non-employee director, was appointed to the Compensation Committee as its Chairman effective April 1, 1997. All executive officer compensation for 1997 was approved by the Compensation Committee.

COMPENSATION PHILOSOPHY

     The Compensation Committee believes that the Company's goal of maximizing shareholder value is dependent to a significant extent on the Company's ability to attract and retain qualified executive officers. In order to do so, the Compensation Committee believes that the Company is required to offer attractive compensation packages, including competitive salaries. The Compensation Committee also believes that shareholder value is further enhanced by aligning the interests of its executive officers with the interests of its shareholders. In the opinion of the Compensation Committee, the compensation arrangements for the Company's executive officers promote such an alignment of interests by offering (i) compensation in the form of bonuses tied to specified Company performance criteria or to be awarded based on other measures of individual or Company performance and (ii) the opportunity to receive Common Shares, or options to purchase Common Shares of the Company under the Option and Incentive Plan.

COMPONENTS OF COMPENSATION

     The Company's compensation program for its executive officers is designed to attract, motivate, reward and retain personnel capable of making significant contributions to the long-term success of the Company. The program consists of four components -- salary, bonuses, awards under the Option and Incentive Plan and various employee benefits (including automobile allowances as well as medical and life insurance and, for Mr. Fluxman and Ms. Francis, who are based in the United States, 401(k) plan benefits generally available to the employees of the Company). The program places a significant percentage of the Company's most senior executive officers' compensation at risk, rewarding the executives if the performance of the Company warrants and, accordingly, encouraging the building of shareholder value.

     The compensation payable to the executive officers of the Company is based on the Company's employment agreements with its executive officers (the "Employment Agreements"), which are described above under "Executive Compensation-- Employment Agreements." The Employment Agreements were initially entered into prior to the Company's initial public offering in November 1996 and prior to the formation of the Compensation Committee, and have been amended since then to increase the amounts payable thereunder.

     In determining amounts of compensation, the Compensation Committee considers compensation practices of other publicly traded entities and the advice of independent compensation consultants. Those sources, as well as internally generated information, are evaluated by the Compensation Committee in establishing and approving key executive compensation. The Compensation Committee strives to strike an appropriate balance between base salary (attracting and retaining qualified personnel), bonuses (rewarding achievement of short-term critical objectives) and option awards (directly aligning long term incentives with results for shareholders). The Committee believes that these three components help to maximize shareholder value by attracting qualified personnel to the Company, and incentivizing executive officers to achieve the short and long-term goals of the Company.

     Annual Base Salary. The Employment Agreements for four of the five executive officers (Ms. Warshaw's bonus is payable in the discretion of the Compensation Committee) reflect increases from prior years in base salary and potential bonus payments. The Compensation Committee believed those increases to be appropriate in view of the Company's strong performance during 1996, the performance of the respective executive officers, and the increased responsibilities of those officers as a result of the growth of the Company and the additional responsibilities resulting from the Company's becoming a publicly held entity commencing in 1996. The base salaries set forth in each Employment Agreement may not be reduced by the Compensation Committee.

     Annual Bonuses. The Employment Agreements for Clive E. Warshaw, Chairman of the Board and Chief Executive Officer, and Leonard I. Fluxman, Chief Operating Officer and Chief Financial Officer, provide for incentive bonuses directly tied to the performance of the Company. Those bonuses, which, in the aggregate, may not exceed the respective base salaries of Messrs. Warshaw and Fluxman for the year, are payable quarterly if the Company attains targeted levels of earnings (before taxes, depreciation and amortization) through the end of each quarter, which earnings levels are required to be approved by Compensation Committee. The bonuses may not exceed five percent (with respect to Mr. Warshaw) and two and one-half percent (with respect to Mr. Fluxman) of such targeted earnings. For 1997, the targeted earnings represented an increase in earnings for the Company's services and product sales from the prior year. The Company exceeded the targeted earnings in each of the four quarters of 1997 and Messrs. Warshaw and Fluxman each received the maximum bonus payable under his Employment Agreement.

     For 1997, under her Employment Agreement, Michele Steiner Warshaw, Executive Vice President, was entitled to such bonus as the Compensation Committee determined. For 1997, Ms. Warshaw received a bonus of $48,510. In approving that bonus, the Compensation Committee considered, primarily, the growth of the Company's revenues and earnings during 1997 and Ms. Warshaw's performance. Under her Employment Agreement, Amanda Jane Francis, Senior Vice President -- Operations, is eligible for quarterly bonuses based on the attainment of targeted quarterly revenues of Steiner Transocean, which revenues are required to be approved for such purpose by the Compensation Committee.

     The bonus for Sean C. Harrington, Managing Director of Elemis, was based on the attainment by Elemis of targeted sales, which were approved by the Compensation Committee. The targeted sales for 1997 represented an increase in such sales from the prior year. For 1997, Mr. Harrington received a bonus representing the maximum bonus for which he was eligible. The sales targets upon which Mr. Harrington's bonus are based are required to be approved by the Compensation Committee for such purpose.

     Long-Term Incentive Compensation. The Option and Incentive Plan was adopted in November 1996, shortly before the Company's initial public offering. The Compensation Committee makes annual grants of share options under the Option and Incentive Plan to executive officers (and other employees) in amounts based on the relative responsibilities of the executive officers and with the intention of providing additional incentives directly linked to the performance of the Company. In addition, as described above under "Executive
Compensation -- 1996 Share Option and Incentive Plan," under the Option and Incentive Plan, the Compensation Committee may award to executive officers and other employees of the Company other forms of long-term incentives upon such terms and conditions as the Compensation Committee may determine. The Compensation Committee evaluates the performance of the executive officers and establishes any criteria or guidelines it deems appropriate in determining whether, and to what extent, it should make awards under the Option and Incentive Plan. In addition to the annual grant of options, in December 1997, the Compensation Committee awarded Mr. Fluxman an option to purchase 324,000 Common Shares in recognition of the Company's strong performance for the first three quarters of 1997 and Mr. Fluxman's increased responsibilities relating to the Company's publicly held status as well as its growth, including taking steps toward the development of expanded land-based operations. Those options are in two equal tranches. The first tranche has an exercise price equal to the market price on the date of grant and vests and becomes exercisable in equal amounts on the first and second anniversaries of the grant date. The second tranche has an exercise price 25% higher than the first tranche and vests and becomes exercisable in equal amounts on the third and fourth anniversaries of the grant date. Also, in December 1997, the Compensation Committee awarded Mr. Harrington an option to purchase 45,000 Common Shares at an exercise price equal to the market price on the grant date. That grant was made in recognition of Mr. Harrington's performance during the first three quarters of 1997 and his increased responsibilities in connection with the Company's efforts to develop expanded land-based operations. That option vests and becomes exercisable in equal amounts on each of the first three anniversaries of the date of the grant.

MEMBERS OF THE COMPENSATION COMMITTEE:

        Charles D. Finkelstein
        Jonathan D. Mariner
        Steven J. Preston

PERFORMANCE GRAPH

     The following graph compares the change in the cumulative total shareholder return on the Company's Common Shares against the cumulative total return (assuming reinvestment of dividends) of the Nasdaq Stock Market (U.S. and foreign) Index and the Dow Jones Industry Group REQ (other recreational products and services) for the period beginning November 13, 1996 (the commencement date of the Company's initial public offering) and ending December 31, 1996 and for fiscal year 1997. The Company has not paid dividends on its Common Shares. The graph assumes that $100.00 was invested on November 13, 1996 in the Common Shares at a per share price of $5.781 (which reflects adjustment for the Share Splits), the initial public offering price, and in each of the comparative indices. The share price performance on the following graph is not necessarily indicative of future share price performance.

                        COMPARISON OF CUMULATIVE RETURN

                                                                         NASDAQ
                                                                         STOCK
                                                      STEINER         MARKET (U.S.       DOW JONES
               MEASUREMENT PERIOD                     LEISURE         AND FOREIGN)        INDUSTRY
             (FISCAL YEAR COVERED)                    LIMITED            INDEX           GROUP REQ
11/13/96                                               100                100               100
12/31/96                                               155                103                98
12/31/97                                               357                126               121

                              CERTAIN TRANSACTIONS

     Effective January 1, 1996, the Company purchased all of the outstanding shares of Elemis for non-interest bearing promissory notes in the aggregate principal amount of $543,000 (based on an exchange rate of approximately $1.53 U.S. dollars to the British pound), which was the book value of Elemis at the time the shares were purchased. During 1997, the Company made payments totaling $217,000 under the notes. The shares of Elemis were owned 95% and 5% by Nicolas
D. Steiner and Clive E. Warshaw, respectively. Mr. Steiner and Mr. Warshaw owned 67% and 33%, respectively, of a company (the "Former Parent") that, until October 31, 1996, owned all of the shares of the Company. Mr. Steiner is the brother of Michele Steiner Warshaw, the Executive Vice President and a director of the Company, and directed the land-based activities of Steiner Group (the Maritime Division of which was the Company's predecessor) until December 1995.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of April 13, 1998, regarding the beneficial ownership (adjusted to reflect the April 1998 share split) of the Company's Common Shares of (a) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Shares, (b) each director and each executive officer of the Company and (c) directors and executive officers of the Company as a group. All of the individuals listed are executive officers and/or, as the case may be, directors of the Company. The address for directors and executive officers of the Company is the address of the Company, Suite 104A, Saffrey Square, Nassau, The Bahamas. Unless otherwise indicated, the beneficial owner had sole voting and dispositive power with respect to the shares.

                                                               NUMBER OF
            NAME AND ADDRESS OF BENEFICIAL OWNER              SHARES OWNED    PERCENTAGE
            ------------------------------------              ------------    ----------
Clive E. Warshaw............................................   4,765,260(1)    28.82%
Leonard I. Fluxman..........................................      15,000(2)         *
Michele Steiner Warshaw.....................................   4,765,260(3)    28.82%
Amanda Jane Francis.........................................       3,900(4)         *
Sean C. Harrington..........................................       1,351(5)         *
Charles D. Finkelstein......................................       3,854(6)         *
Jonathan D. Mariner.........................................       5,954(6)         *
Steven J. Preston...........................................       3,545(7)         *
Directors and executive officers as a group (8 persons).....   4,798,864(8)    29.03%
J.P. Morgan & Co. Incorporated..............................   1,354,050(9)     8.19%
  60 Wall Street
  New York, New York 10260
American Express Company....................................   1,215,000(10)    7.35%
  American Express Tower
  200 Vesey Street
  New York, NY 10285

---------------

  *  Less than one percent
 (1) Includes 30,000 shares issuable upon exercise of options exercisable within sixty days of April 13, 1998, and 4,050 shares owned by Michele Steiner Warshaw, Mr. Warshaw's wife, as to which Mr. Warshaw disclaims beneficial ownership.
 (2) Represents shares issuable upon exercise of options exercisable within sixty days of April 13, 1998.
 (3) Includes 4,050 shares issuable upon exercise of options exercisable within sixty days of April 13, 1998, and 4,761,210 shares owned by Clive E. Warshaw as to which Ms. Warshaw disclaims beneficial ownership.
 (4) Represents shares issuable upon exercise of options exercisable within sixty days of April 13, 1998.
 (5) Represents shares issuable upon exercise of options exercisable within sixty days of April 13, 1998.
 (6) Includes 3,707 shares issuable upon exercise of options exercisable within sixty days of April 13, 1998.
 (7) Includes 3,322 shares issuable upon exercise of options exercisable within sixty days of April 13, 1998.
 (8) Includes 65,037 shares issuable upon exercise of options exercisable within sixty days of April 13, 1998.
 (9) According to a Schedule 13G dated December 31, 1997, J.P. Morgan & Co. Incorporated, a parent holding company, filed the Schedule 13G on behalf of its subsidiaries, Morgan Guaranty Trust Company of New York, a bank, and J.P. Morgan Investment Management, Inc. and J.P. Morgan Florida Federal Savings Bank, both investment advisers, which entities, in the aggregate, had, as of such date, sole dispositive power over all of the shares, and sole voting power over 1,181,400 of the shares.
(10) According to a Schedule 13G dated December 31, 1997, as of that date, American Express Company, a parent holding company ("AEC"), filed the
     Schedule 13G on behalf of its subsidiaries, American Express Financial Services, Inc., a registered investment advisor ("AEFC"), which had shared dispositive power as to all of the shares and shared voting power as to 225,000 of the shares, and IDS Life Aggressive Growth Fund, a registered investment company advised by AEFC, which had shared dispositive power over and sole voting power as to 990,000 of the shares. AEC disclaimed beneficial ownership of the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the directors and certain officers of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based upon a review of such forms furnished to the Company and upon representations from certain persons subject to the reporting requirements of
Section 16(a), the Company is not aware of any person who has not timely filed reports required by Section 16(a) of the Exchange Act during 1997.

     PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen as independent auditors of the Company for the fiscal year ending December 31, 1998, subject to ratification by the shareholders. Arthur Andersen served as the Company's independent auditors for the five fiscal years ended December 31, 1997 and has provided tax advice to the Company since 1995. Steven J. Preston, who became a director of the Company on April 1, 1997, was a tax partner of Arthur Andersen through February 1997 and, prior to his departure, was the partner in charge of Arthur Andersen's engagement to provide tax advice to the Company.

     Although ratification by the shareholders of the appointment of independent auditors is not legally required, the Board of Directors believes that such action is desirable. If the appointment of Arthur Andersen is not ratified, the Board will seek other independent auditors. However, due to the difficulty and expense of making any change of auditors so long after the beginning of the current fiscal year, it is likely that the appointment would stand for 1998 unless the Audit Committee and the Board found other good reason for making a change.

     Ratification of the selection of Arthur Andersen as the Company's independent auditors requires the affirmative vote of a majority of votes cast by holders of the Common Shares voting in person or by proxy at the Annual Meeting.

     A representative of Arthur Andersen will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions which the shareholders might have.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1998 FISCAL YEAR.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters which will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

                       EXPENSE OF SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by telephone, telegram, facsimile or in person by directors, officers or employees of the Company, who will receive no additional compensation for such services. In addition, the

Company will reimburse brokers and other shareholders of record for their expenses in forwarding proxy material to beneficial owners.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals which shareholders wish to have considered for inclusion in the proxy statement for the 1999 annual meeting of shareholders must be received at the Company's principal executive offices on or before December 29, 1998. Proposals should be directed to the Corporate Secretary, c/o CT Maritime Service, L.C., 1007 North American Way, 4th Floor, Miami, Florida 33132.

     The Company's Articles provide that for business to be properly brought before future annual meetings by a shareholder, in addition to other applicable requirements, the shareholder must be present at the meeting and written notice thereof must be received by the Company's Secretary not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"). If the annual meeting is to be held more than 30 days before, or more than 60 days after the Anniversary Date, such notice must be received not later than the later of the 75th day prior to the annual meeting or the 10th day following the day on which the public announcement of the annual meeting date is first made by the Company. The shareholder's notice to the Company must include a description of the proposal and certain information regarding the shareholder.

                                 ANNUAL REPORT

     A copy of the Company's 1997 Annual Report to Shareholders (consisting primarily of the Company's annual report on Form 10-K, without exhibits, for fiscal year 1997) is being mailed with this Proxy Statement to each shareholder entitled to vote at the Annual Meeting. Additional copies of the Annual Report or Form 10-K may be obtained, without charge, by any shareholder by writing or calling Carl S. St. Philip, Jr., Secretary, c/o CT Maritime Services, L.C. 1007 North America Way, 4th Floor, Miami, Florida 33132, telephone (305) 358-9002.

                                            By Order of the Board of Directors

                                            Carl S. St. Philip, Jr.
                                            Secretary

April 28, 1998

                            STEINER LEISURE LIMITED
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 26, 1998



     The undersigned hereby appoints Clive E. Warshaw and Leonard I. Fluxman, and each of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the common shares of Steiner Leisure Limited held of record by the undersigned on April 20, 1998, at the Annual Meeting of Shareholders to be held on June 26, 1998, and at any adjournments or postponements thereof for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees, if any of the named nominees for director should be unavailable to serve for election, in accordance with, and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THE PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS SET FORTH IN PROPOSAL 1 AND FOR PROPOSAL 2.

                                                                     SEE REVERSE
                                                                        SIDE


              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)



                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                            STEINER LEISURE LIMITED


                                 JUNE 26, 1998




                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED


A [X] Please mark your
      vote as in this
      example                                                   The Board of Directors recommends a vote FOR the election of the
                                      Withhold Authority to     nominees listed below and FOR Proposal 2.
                 For Nominees Listed    Vote for Nominees
                      at Right          Listed at Right         Nominees: Charles D. Finkelstein
                                                                          Jonathan D. Mariner
1.  ELECTION OF
    CLASS 11             [ ]                  [ ]             2. Ratification of the appointment of Arthur    FOR   AGAINST  ABSTAIN
    DIRECTORS                                                    Andersen LLP as independent auditors         [ ]     [ ]      [ ]
                                                                 for the 1998 fiscal year.
    For nominees except at noted below
                                                              3. In their discretion, the proxies are authorized to vote upon such
    -------------------------------------------------            other business as may properly come before the meeting.

                                                              The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment or postponement thereof.
                                                              The signer hereby acknowledges the receipt of the Notice of Annual
                                                              Meeting and Proxy Statement.

                                                                                        I will                    I will not
                                                                                    attend the   [ ]              attend the   [ ]
                                                                                       meeting                       meeting

                                                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                                                              ENCLOSED ENVELOPE.



                                            Date:                                                              Date:
------------------------------------------       ----------------    ---------------------------------------        ----------------
            SIGNATURE                                                      SIGNATURE, IF HELD JOINTLY


Note: Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

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